Exhibit 5.3

May 7, 2013

CONSENT OF JAMES TURNER

United States Securities and Exchange Commission

Gentlemen:

In connection with Silver Wheaton Corp.’s (the “Company”) Registration Statement on Form F-10 (File No. 333-185152) (the “Registration Statement”), I, James Turner, BSc (Hons) MSc CEng MIMMM, Senior Mineral Process Engineer, Micon International Ltd., hereby consent to the inclusion in, or incorporation by reference into, the Company’s Registration Statement of the following:

1.	Technical Report on the Mineral Reserves and Mineral Resources of the Salobo Copper-Gold Mine Carajas, Pará State, Brazil, dated March 19, 2013.

Yours truly,

/s/ James Turner
James Turner, BSc (Hons) MSc CEng MIMMM
Senior Mineral Process Engineer
Micon International Ltd.